                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                  FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

          December 13, 1999              (November 29, 1999)
          -----------------              -------------------
           Date of Report        (Date of earliest event reported)

                           thehealthchannel.com, Inc.
           (Exact name of registrant as specified in its charter)

                                   Delaware
               (State or other jurisdiction of incorporation)

     000-29822                                      33-0728140
     ---------                                      ----------
(Commission File Number)                  (IRS Employer Identification No.)

3101 W. Coast Highway, Suite 175, Newport Beach, California        92663
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (949) 476-3602

Item 4.  Changes in Registrant's Certifying Accountant.

-----------------------------------------

     The Registrant has terminated Singer Lewak Greenbaum & Goldstein, LLP, Certified Public Accountants & Management Consultants ("Singer Lewak"), as its principal accountant as of November 29, 1999. The principal accountant's report on the financial statements of the Registrant contained no adverse opinion or a disclaimer of opinion, or was qualified nor modified as to uncertainty, audit scope, or accounting principles. The termination of Singer Lewak was approved by the Board of Directors.

     During the Registrant's two most fiscal years and any subsequent interim period preceding such registration, declination, or dismissal, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There is nothing to report under Item 304(a)(1)(v)(A) through (D).

     A copy of this Form 8-K has been sent to Singer Lewak and a letter from Singer Lewak stating whether or not they agree with the disclosures contained in this Form 8-K has been requested from Singer Lewak and will be filed as an Amendment to this Form 8-K within 2 days of receipt by the Registrant, but no later than 10 days from the date of filing this Form 8-K.

     The Registrant has engaged the firm of Stonefield Josephson, Inc., 1620 26th Street, Suite 400 South, Santa Monica, California, 90404 as its new accounting firm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 13, 1999               thehealthchannel.com, Inc.

                                        By:    /s/  Donald Shea
                                              Donald Shea

                                        Its:  President